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                                  EXHIBIT 18(b)




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                                                       Dated: September 15, 1998


                                   SCHEDULE I

                               MULTIPLE CLASS PLAN
                            FOR AMSOUTH MUTUAL FUNDS
                                 MARCH 17, 1998


                                  Retail Funds
                                  ------------
                         AmSouth Prime Obligations Fund
                           AmSouth U.S. Treasury Fund
                             AmSouth Tax Exempt Fund
                               AmSouth Equity Fund
                          AmSouth Regional Equity Fund
                              AmSouth Balanced Fund
                           AmSouth Capital Growth Fund
                             AmSouth Small Cap Fund
                           AmSouth Equity Income Fund
                                AmSouth Bond Fund
                          AmSouth Limited Maturity Fund
                         AmSouth Government Income Fund
                          AmSouth Florida Tax-Free Fund
                           AmSouth Municipal Bond Fund
                          AmSouth Enhanced Market Fund
                           AmSouth Select Equity Fund


                               Institutional Funds
                               -------------------
                  AmSouth Institutional Prime Obligations Fund
                    AmSouth Institutional U.S. Treasury Fund